UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 20, 2001
(Date of earliest event reported)

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

2-17039                                                         84-0467208
(Commission File Number)                        (I.R.S. Employer Identification Number)

850 East Anderson Lane, Austin, Texas 78752-1602
(Address of Principal Executive Offices and Zip Code)

(512) 836-1010
(Registrant=s Telephone Number, Including Area Code)

Item 4. Changes in Registrant's Certifying Accountant

On and effective April 20, 2001, the Board of Directors of National Western Life Insurance Company (National Western) notified KPMG LLP that their contractual appointment as independent auditors had not been renewed, as recommended by the Audit Committee of the Board of Directors. The reports of KPMG LLP on the consolidated financial statements of National Western for either of the two most recent fiscal years did not contain any adverse opinion or disclaimer of opinion. Such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years ended December 31, 2000 and 1999 and during the period between December 31, 2000 and April 20, 2001, there were no disagreements between KPMG LLP and National Western on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused that firm to make reference to the subject matter of such disagreement in connection with its report on National Western's financial statements.

Also, on and effective April 20, 2001, the Board of Directors of National Western approved the engagement of Deloitte & Touche LLP as its new principal accountants, as recommended by the Audit Committee of the Board of Directors.

National Western provided KPMG LLP with a copy of this disclosure and requested KPMG LLP to furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 26, 2001 is filed as Exhibit 16.

Item 7.  Financial Statements and Exhibits

Exhibit 16 - Letter Regarding Change in Certifying Accountant

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Western Life Insurance Company
(Registrant)

Date:  April 27, 2001                        /S/ Ross R. Moody
                                                         By: Ross R. Moody
                                                         President and Chief Operating Officer